November 7, 2011

Re: 2011 Michigan Member Director and District-Wide Independent Director Election Results

Dear Michigan Shareholder:

The Federal Home Loan Bank of Indianapolis is pleased to announce the results of the 2011 Michigan member director election. The new directors' terms will begin on January 1, 2012, and expire as noted below.

Michigan - Three Member Directors

Number of members eligible to vote	215
Number of members casting votes	122
Total eligible votes for each directorship	1,998,731

Member Director Candidates		Term Ends	Votes Received

Paul Clabuesch* Chairman Emeritus Thumb National Bank & Trust Co.	Pigeon, MI	December 31, 2015	755,221

Thomas S. Davis Chief Financial Officer Option 1 Credit Union	Grand Rapids, MI		281,179

Robert M. Fisher President/Chief Operating Officer Lake-Osceola State Bank	Baldwin, MI		343,132

Member Director Candidates		Term Ends	Votes Received

Timothy P. Gaylord* President/Chief Executive Officer Mason State Bank	Mason, MI	December 31, 2015	517,562

Michael J. Manica President United Bank of Michigan	Grand Rapids, MI		489,558

Stephen L. Ranzini President/Chief Executive Officer/Director University Bank	Ann Arbor, MI		117,439

John M. Schreuder Chairman/Chief Executive Officer First National Bank of Michigan	Kalamazoo, MI		216,813

John L. Skibski* EVP/Chief Financial Officer/Director Monroe Bank & Trust	Monroe, MI	December 31, 2015	596,675

Jeffery A. Sugg Chief Financial Officer First Independence Bank	Detroit, MI		30,877

Robert T. Worthington SVP/General Counsel/Director of Risk Management Mercantile Bank of Michigan	Grand Rapids, MI		359,967

*Elected

The Federal Home Loan Bank of Indianapolis is pleased to announce the results of the 2011 district-wide election of independent directors. The independent directors' terms will also begin on January 1, 2012, and expire as noted below.

Independent Director District-Wide Election - Two Directors

Number of Indiana members eligible to vote	195
Number of Michigan members eligible to vote	215
Total members eligible to vote	410
Number of Indiana members casting votes	61
Number of Michigan members casting votes	90
Total members casting votes	151
Total eligible votes for each directorship	3,680,844

Independent Director Candidates		Term Ends	Votes Received

Robert D. Long* Retired CPA/KPMG, LLP Audit Partner	Indianapolis, IN	December 31, 2015	1,813,150

Christine Coady Narayanan* President and CEO, Opportunity Resource Fund	Lansing and Detroit, MI	December 31, 2015	1,785,205

*Elected

Thank you for participating in this year's election process. Your contribution ensures sound representation on our Board of Directors for the mutual benefit of the Bank and all of the shareholders it serves.

Sincerely,

Kania D. Warbington
Corporate Secretary